UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Hill International, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”), on Form 8-K/A, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 19, 2016 (the “Original Report”) which disclosed the settlement (the “Settlement”) of litigation related to the 2016 Annual Meeting of Stockholders which was originally scheduled to be held at 11:00 a.m. on August 11, 2016 (the “Annual Meeting”).  Among other things, the Settlement included a stipulation among the parties acknowledging that the Company’s stockholders voted at the Annual Meeting in favor of the Company including an advisory stockholder vote on the compensation of named executive officers in the Company’s proxy statement on an annual basis (rather than every three years).

This Amendment should be read in conjunction with the Original Report. Except for the matters disclosed below, this Amendment does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In the Company’s proxy statement related to the Annual Meeting, the Company’s Board of Directors (the “Board”) recommended to the Company’s stockholders that the Company include annually in its proxy statement the non-binding advisory vote on the compensation of its executive officers.  Considering the Company’s stockholders voted as recommended by the Board, the Company has determined the Company will hold a non-binding advisory vote on the compensation of the Company’s named executive officers on an annual basis, until the next required vote on the frequency of the non-binding advisory vote on executive compensation occurs, or until the Board of Directors determines that holding such vote with a different frequency is in the best interests of the Company. The next non-binding advisory vote regarding such frequency will be held no later than the Company’s Annual Meeting of Stockholders to be held in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: December 29, 2016	Title:	Executive Vice President and General Counsel